UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 6, 2006

Exact name of registrant as specified in its charter	Baldor Electric Company

State or other jurisdiction of incorporation	Missouri

Commission File Number	01-07284

IRS Employer Identification No	43-0168840

Address of principal executive offices	5711 R. S. Boreham, Jr., St
Fort Smith, Arkansas

Zip Code	72901

Registrant’s telephone number, including area code	479-646-4711

Former name or former address, if changed since last report	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On November 6, 2006, Baldor Electric Company signed a definitive agreement (the “Agreement”) to acquire the Reliance Electric Company and certain of its affiliated companies from Rockwell Automation, Inc. and certain of its subsidiaries for $1.8 billion. The purchase price will be comprised of $1.75 billion in cash and approximately 1.6 million shares of Baldor common stock. The purchase price is subject to adjustment as provided in the Agreement, and the Agreement includes representations, warranties and covenants from both parties customary in transactions of this type.

The transaction is expected to be completed in the first quarter of 2007 and is subject to customary closing conditions and necessary regulatory approvals.

A copy of the Agreement is attached as Exhibit 99.1 and a press release announcing the transaction is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(c)	See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baldor Electric Company
(Registrant)

Date November 9, 2006	/s/ Ronald E. Tucker
Ronald E. Tucker
President, Chief Financial Officer and Secretary
(Principal Financial Officer)

INDEX OF EXHIBITS

Exhibit No.	Description
99.1	Purchase Agreement, dated as of November 6, 2006, by and among Rockwell Automation, Inc., Rockwell Automation of Ohio, Inc., Rockwell Automation Canada Control Systems, Grupo Industrias Reliance S.A. de C.V., Rockwell International GMBH and Baldor Electric Company

99.2	Press release